Exhibit 99.1

June 15, 2022	Contact:	Lisa Weeks
843-383-7524 lisa.weeks@sonoco.com

Dillard Named Sonoco’s Chief Financial Officer

HARTSVILLE, S.C., U.S. – Sonoco (NYSE: SON), one of the largest sustainable global packaging companies, today announced that Rob Dillard, who most recently served as the Company’s Chief Strategy Officer, has been named Chief Financial Officer, effective July 1, 2022.

In this new role, Dillard will be responsible for Sonoco’s global finance functions including audit, controllership, financial reporting, tax, treasury, risk management and insurance, financial planning and analysis, as well as strategy and corporate development. He will continue to report to Howard Coker, President and Chief Executive Officer, and succeeds Julie Albrecht, who previously announced plans to depart Sonoco on June 30, 2022.

Dillard, 48, joined Sonoco in 2018 and has led the Company’s corporate strategy and mergers and acquisitions activities. During his time with Sonoco, Dillard has led the development of the Company’s overall strategy, which included the recent $1.35 billion acquisition of Ball Metalpack, Sonoco’s largest acquisition to date. Prior to joining Sonoco, Dillard served as President of Personal Care Europe and Vice President of Strategy and Innovation at Domtar Personal Care, a division of Domtar Corporation. Prior to that, he served as President of Stanley Hydraulics and Vice President of Business Development at Stanley Black and Decker. He has extensive finance and capital markets experience with UBS Investment Bank, where he served as Executive Director in the Global Industrials Group. Dillard holds a BA in Economics along with an MBA from the University of North Carolina.

“We are pleased to have Rob assume this critical finance leadership role,” Coker said. “Rob is a strategic leader within the Company and brings extensive experience in corporate finance and accounting, operations, strategy and corporate development from both Fortune 500 companies and investment banking. As our new CFO, Rob will use his experience and deep knowledge of Sonoco’s culture and strategic opportunities to partner with our global business leaders to further drive performance improvement and shareholder value.”

About Sonoco

Founded in 1899, Sonoco (NYSE: SON) is a global provider of consumer, industrial, healthcare and protective packaging. With net sales of approximately $5.6 billion in 2021, the Company has approximately 22,000 employees working in more than 300 operations in 32 countries, serving some of the world’s best-known brands in some 85 nations. Sonoco is committed to creating sustainable products, services and programs for its customers, employees and communities that support our corporate purpose of Better Packaging. Better Life. The Company ranked first in the Packaging sector on Fortune’s World’s Most Admired Companies for 2022 as well as being included in Barron’s 100 Most Sustainable Companies for the third consecutive year. For more information, visit www.sonoco.com.

1 North Second Street

Hartsville, S.C. 29550 USA

www.sonoco.com

Forward Looking Statements

Statements included herein that are not historical in nature are intended to be, and are hereby identified as, “forward-looking statements” for purposes of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended. In addition, the Company and its representatives may from time to time make other oral or written statements that are also “forward-looking statements.” Words such as “anticipate,” “assume,” “believe,” “committed,” “consider,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “guidance,” “intend,” “may,” “might,” “objective,” “opportunity,” “outlook,” “plan,” “potential,” “project,” “strategy,” “target,” “will,” “would,” or the negative thereof, and similar expressions identify forward-looking statements. Forward-looking statements in this press release include but are not limited to statements regarding the Company’s future operating and financial performance and the Company’s strategy, including efforts to partner with global business leaders to drive performance improvement and shareholder value and returns for shareholders. Such forward-looking statements are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management. Such information includes, without limitation, discussions as to guidance and other estimates, perceived opportunities, expectations, beliefs, plans, strategies, goals and objectives concerning our future financial and operating performance. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual results may differ materially from those expressed or forecasted in such forward-looking statements. The risks, uncertainties and assumptions include, without limitation, those related to the Company’s ability to execute on its strategy, including with respect to partnerships, acquisitions, cost management, restructuring and capital expenditures, and achieve the benefits it expects therefrom; the Company’s ability to return cash to shareholders and create long-term value; and the other risks, uncertainties and assumptions discussed in the Company’s filings with the Securities and Exchange Commission, including its most recent reports on Forms 10-K and 10-Q, particularly under the heading “Risk Factors.” The Company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed herein might not occur.

###